As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-148680

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALLON PETROLEUM COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	64-0944345
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)
200 North Canal St.
Natchez, Mississippi 39120
(601) 442-1601
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
B.F. Weatherly
200 North Canal St.
Natchez, Mississippi 39120
(601) 442-1601
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
George G. Young III
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, TX 77010-2007
(713) 547-2081
(713) 236-5699 (facsimile)

I.R.S. Employer
	Jurisdiction of	Identification
Exact Name of Additional Registrants	Incorporation/Organization	Number
Callon Petroleum Operating Company	Delaware	94-0744280
Mississippi Marketing, Inc.	Mississippi	64-0798249
Callon Offshore Production, Inc.	Mississippi	64-0779843
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment is being filed solely for the purpose of filing Exhibit 23.2. No change is made to the prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment does not include a copy of the preliminary prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	$15,720
Legal fees and expenses (including Blue Sky fees and expenses)	30,000
Accounting fees and expenses	25,000
Trustee fees and expenses	25,000
Printing expenses	10,000
Miscellaneous expenses	10,000

Total	$115,720

Item 15. Indemnification of Directors and Officers.
     Delaware General Corporation Law
     Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.
     Article Eight of the certificate of incorporation, as amended, of Callon Petroleum Company, and Article IX of the bylaws, as amended, of Callon Petroleum Company and Callon Petroleum Operating Company provide, in general, that each company may indemnify its directors, officers, employees and agents (or persons serving at the request of the company as a director, officer, employee or agent of another entity) to the full extent of Delaware law.
     Mississippi Business Corporation Act
     The Mississippi Business Corporation Act, or “MBCA,” contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.

     Under SEC. 79-4-8.51 of the MBCA, except as otherwise provided below, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed: (A) In the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (B) In all other cases, that his conduct was at least not opposed to the best interests of the corporation. In the case of any criminal proceeding, he may be indemnified if he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court under Section 79-4-8.54 (a)(3) of the MBCA, a corporation may not indemnify a director (A)in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct described above; or (B) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. The MBCA specifically provides in Section 79-4-8.53 that advances of all expenses for defense of a director in any lawsuit brought against a director are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.
     Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as a director. Article IX of the by-laws of Mississippi Marketing, Inc. provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed by law against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.
     Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability.
     The MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.
Item 16. Exhibits.
     The following is a list of exhibits filed as a part of this registration statement.

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-14039)

3.2	Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company’s Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-14039)

3.4**	Certificate of Incorporation of Callon Petroleum Operating Company

Exhibit
Number	Description

3.5**	Bylaws of Callon Petroleum Operating Company

3.6**	Articles of Incorporation of Mississippi Marketing, Inc.

3.7**	Bylaws of Mississippi Marketing, Inc., as amended

3.9**	Articles of Incorporation of Callon Offshore Production, Inc.

3.10**	Bylaws of Callon Offshore Production, Inc.

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408).

4.2**	Form of Senior Debt Indenture

4.3**	Form of Subordinated Debt Indenture

5.1**	Opinion of Haynes and Boone, LLP

12.1**	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Haynes and Boone, LLP (included on Exhibit 5.1).

23.2+	Consent of Ernst & Young LLP.

23.3**	Consent of Huddleston & Co., Inc.

24**	Power of Attorney (included on the signature page of this Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby, (iv) any required opinion of counsel of Callon Petroleum Company as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

**	Previously filed

+	Filed herewith.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natchez, Mississippi on the 21st day of April, 2008.

Callon Petroleum Company
By:	/s/ Fred L. Callon
Fred L. Callon
Chief Executive Officer

Callon Petroleum Operating Company
By:	/s/ Fred L. Callon
Fred L. Callon
Chief Executive Officer

Mississippi Marketing, Inc.
By:	/s/ Fred L. Callon
Fred L. Callon
Chief Executive Officer

Callon Offshore Production, Inc.
By:	/s/ Fred L. Callon
Fred L. Callon
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 21, 2008.
CALLON PETROLEUM COMPANY

NAME	TITLE

/s/ Fred L. Callon Fred L. Callon	Chief Executive Officer and Director (principal executive officer)

/s/ B.F. Weatherly B. F. Weatherly	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/s/ Rodger W. Smith Rodger W. Smith	Vice President and Treasurer (principal accounting officer)

/s/ * L. Richard Flury	Director

/s/ * John C. Wallace	Director

/s/ * Richard O. Wilson	Director

/s/ * Larry D. McVay	Director

*By:	/s/ Fred L. Callon,
as Attorney-in-Fact

CALLON PETROLEUM OPERATING COMPANY
MISSISSIPPI MARKETING, INC.
CALLON OFFSHORE PRODUCTION, INC.

NAME	TITLE

/s/ Fred L. Callon Fred L. Callon	Chief Executive Officer (principal executive officer)

/s/ B.F. Weatherly B. F. Weatherly	Executive Vice President and Chief Financial Officer (principal financial officer)

Callon Petroleum Company
Exhibit Index
The following is a list of exhibits filed as a part of this registration statement.

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-14039)

3.2	Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company’s Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-14039)

3.4**	Certificate of Incorporation of Callon Petroleum Operating Company

3.5**	Bylaws of Callon Petroleum Operating Company

3.6**	Articles of Incorporation of Mississippi Marketing, Inc.

3.7**	Bylaws of Mississippi Marketing, Inc., as amended

3.9**	Articles of Incorporation of Callon Offshore Production, Inc.

3.10**	Bylaws of Callon Offshore Production, Inc.

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408).

4.2**	Form of Senior Debt Indenture

4.3**	Form of Subordinated Debt Indenture

5.1**	Opinion of Haynes and Boone, LLP

12.1**	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Haynes and Boone, LLP (included on Exhibit 5.1).

23.2+	Consent of Ernst & Young LLP.

23.3**	Consent of Huddleston & Co., Inc.

24**	Power of Attorney (included on the signature page of this Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby, (iv) any required opinion of counsel of Callon Petroleum Company as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

**	Previously filed.

+	Filed herewith.